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EXHIBIT 10.5

PLEDGE AGREEMENT

(Promissory Note and Contract Rights)

THIS PLEDGE AGREEMENT ("Agreement") is made as of October 9, 2001 by and between DIGITAL CREATIVE DEVELOPMENT CORPORATION ("DCDC") a Utah corporation. ("Pledgor") and SILICON VALLEY BANK, a California banking corporation ("SVB"). Terms used without other definition herein that are defined in Division 8 or Division 9 of the California Uniform Commercial Code shall have the respective meanings assigned to such terms therein.

RECITALS

    A. International Microcomputer Software, Inc. ("IMSI") is indebted to SVB pursuant to a Loan and Security Agreement dated November 3, 1998 ("SVB Loan Agreement").

           The obligations under the SVB Loan Agreement ("SVB Obligations") are secured by all assets of IMSI described in said agreement ("Loan Collateral").

           In addition the SVB Obligations are secured by the terms of the Intellectual Property Security Agreement ("IMSI IP Security Agreement") executed by IMSI dated November 3, 1999 and by the assets described therein ("IP Collateral").

           In addition the SVB Obligations are secured by the terms of a Pledge Agreement ("Pledge Agreement") executed by IMSI encumbering all shares of stock in ArtToday which are owned by IMSI.

    B. IMSI is obligated to Union Bank of California ("UBOC") pursuant to the terms of the First Amended and Restated Loan Agreement dated as of April 23, 1999, between IMSI and UBOC, including any promissory notes issued thereto and all documents executed in connection therewith, as amended and modified (collectively, "UBOC Loan").

           The obligations under the UBOC Loan ("UBOC Obligations") are secured by the Loan Collateral. In addition the UBOC Obligations are secured by the terms of the Intellectual Property Security Agreement executed by IMSI dated November 3, 1999 and by the IP Collateral.

           In addition the UBOC Obligations are secured by the terms of the Pledge Agreement encumbering all shares of stock in ArtToday which are owned by Borrower.

    C. UBOC and SVB have entered into an Intercreditor Agreement dated as of November 3, 1998 ("Intercreditor Agreement") which among other things provides that UBOC's lien on the assets of Borrower shall be senior to SVB's lien.

    D. The SVB Obligations and the UBOC Obligations are guarantied pursuant to the terms of a Limited Guaranty executed by ArtToday ("Limited Guaranty").

    E. The obligations of ArtToday under the ArtToday Guaranty are secured by all of the assets of ArtToday pursuant to the terms of:

           a Security Agreement (All Personal Property Assets) ("ArtToday Security Agreement"); and


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           an Intellectual Property Security Agreement executed by Art Today
           ("ArtToday IP Security Agreement").

    F. Concurrent herewith IMSI and SVB and DCDC and other parties are entering into a Restructure Agreement of even date which will restructure and reduce the monetary obligations owed by IMSI under the SVB Loan Agreement.

    G. Concurrent herewith IMSI is executing as maker a promissory note of even date ("Revised Promissory Note") in the original principal sum of $1,200,000 which shall reflect the reduction of the monetary obligations of IMSI under the SVB Loan Agreement.

    H. Concurrent herewith or prior hereto DCDC has acquired or will acquire from UBOC the UBOC Loan Agreement. DCDC intends to merge with a wholly owned subsidiary of IMSI ("Merger Subsidiary") in such a manner that Merger Subsidiary acquires all assets and obligations of DCDC (the "Merger Transaction"). As a result of the Merger Transaction Merger Subsidiary shall acquire the UBOC Loan Agreement and all liens related thereto.

    I. Concurrent herewith DCDC us executing a Subordination and Termination Agreement ("DCDC Subordination Agreement") pursuant to which DCDC is subordinating the UBOC Obligations and the liens related thereto.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor and SVB hereby agree as follows:
Security Interest/Pledge.

Grant of Interest. Pledgor hereby grants SVB a first priority security interest in all of its present and future interest in the Collateral to secure the DCDC Obligations, as hereinafter defined.

Collateral. The term "Collateral" means, collectively:

           All rights to payment and other rights and powers and benefit of Pledgor as holder of, and under the following (collectively referred to as the "UBOC Loan Documents"):

           The Promissory Note dated April 23, 1999 executed by IMSI as maker in favor of UBOC as holder ("UBOC Note").

           The First Amended and Restated Loan Agreement dated as of April 23, 1999 between IMSI as borrower and UBOC as Lender ("UBOC Loan Agreement").

           An Intellectual Property Security Agreement executed by IMSI as debtor in favor of UBOC as secured party dated November 3, 1999.

           A Pledge Agreement executed by IMSI as debtor.

           A Limited Guaranty executed by ArtToday.com Inc. in favor of SVB and UBOC.

           A Security Agreement (All Personal Property Assets) executed by ArtToday as debtor in favor of SVB and UBOC as secured parties.


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           All Supporting Obligations as defined in the Code supporting payment on performance of the UBOC Loan Documents and all collateral securing the performance of the UBOC Loan Documents.

           All deposit accounts which contain proceeds from the UBOC Loan Documents or which secure the performance of the UBOC Loan Documents.

           All present and future products, proceeds, and revenues of and from the UBOC Loan Documents together with all substitutions therefor and additions thereto.

Obligations. "DCDC Obligations" means all debts, obligations, and liabilities of Pledgor currently existing or hereafter arising under or in connection with the DCDC Subordination Agreement however evidenced, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Pledgor may be liable individually or jointly, or whether recovery upon such obligation may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications therefor; and all attorneys' fees and costs incurred by SVB in connection with the collection and enforcement thereof.

Collateral Delivery.

Concurrent with the execution and delivery of this Agreement or prior thereto, each Pledgor is delivering to SVB the originals of all UBOC Loan Documents and all collateral therefore.

If, at any time, any Pledgor obtains possession of any certificate or instrument constituting or representing any item of the Collateral, such Pledgor shall deliver or arrange for the immediate delivery of such certificate or instrument to SVB.

If any Collateral is not securities and is not capable of being delivered, each Pledgor shall deliver to SVB such financing statements or other instruments as are deemed necessary by SVB to enable it to perfect its security interest in such Collateral and obtain "control" under applicable law.

UCC Filings. SVB may file such UCC-1 Financing Statements or UCC-3 Amendments as SVB deems appropriate to perfect or reflect its security interest as granted herein.

Disposition of Collections and Proceeds.

All payments, collections and proceeds received on account of the Collateral shall be delivered to SVB and held as additional collateral or disposed of as provided in Section 4.3 below.

Covenants, Representations and Warranties.

Pledgor's Covenants. Pledgor hereby covenants and agrees that:

        It will at all times keep the Collateral free of all liens, encumbrances and claims of any kind or nature other than the security interest of SVB.

        It will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein to any individual or entity ("Person") except for the lien granted to SVB by this Agreement.

        It will pay when due and prior to delinquency all taxes, levies, assessments or other claims which are or may become liens against any items of Collateral.

        It will deliver to SVB promptly or ensure that SVB promptly receives (i) all Collateral and all proceeds thereof, (ii) such acknowledgments, or other agreements or writings as SVB may


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        request relating to the Collateral, and (iii) copies of records and other reports relating to the Collateral in such form and detail and at such times as SVB may from time to time reasonably require.

        It will give prompt notice to SVB of any threatened or asserted dispute or claim with respect to the Collateral of which it has actual knowledge and the occurrence of any Event of Default hereunder.

        It will from time to time as reasonably required by SVB: (i) execute and deliver to SVB, and file or record at Pledgor's expense, all notices and other documents SVB deems reasonably necessary in order for it to maintain a first perfected security interest in the Collateral; and (ii) perform such other acts, and execute and deliver to SVB such additional assignments, agreements and instruments, as SVB may reasonably request in connection with the administration and enforcement of this Agreement and/or SVB's rights, powers and remedies hereunder.

        Without prior written notice to SVB, it will not change its name, mailing address, its legal structure or the state of its formation.

Pledgor's Representations. Pledgor hereby represents and warrants to SVB that:

        It has full and complete marketable title to the Collateral free and clear of all liens, encumbrances and security interests (except for those in favor of SVB and those expressly permitted in writing by SVB).

        It has duly authorized by all necessary action the execution, delivery and performance of this Agreement and neither its execution and delivery hereof nor its consummation of the transactions contemplated hereby nor its compliance with any of the terms and provisions hereof does or will require any approval not yet received of its stockholders or any approval or consent of any trustee or holders of any of its obligations.

Default.

Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement at the option of SVB.

Breach of or the occurrence of an event of default under the DCDC Subordination Agreement. SVB fails to have a first priority security interest in any item of Collateral or such lien shall be challenged by any person or entity.

Any party with a lien on or any interest in any item of Collateral takes action to enforce such lien or interest.

Any representation or warranty made, or financial statement, certificate or other document provided, by Pledgor to SVB shall prove to have been false or misleading.

Pledgor fails to pay its debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors; an involuntary petition shall be filed under any bankruptcy law against Pledgor, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Pledgor; or the dissolution or termination of the business of Pledgor.

Any voluntary or involuntary lien(s) of any kind or character attaches to any item of Collateral.


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SVB reasonably determines, in good faith, that its security interest in the
Collateral is materially impaired. Pledgor fails to perform any of its duties or obligations under this Agreement not specifically referred to in this Section 4.1.

Rights on Default. Upon the occurrence of an Event of Default:

        SVB shall have all rights and remedies available under contract or applicable law, which include those of a secured party under the California Uniform Commercial Code, at law, or in equity. Under, or in addition to, such remedies SVB shall have the following rights:

                SVB shall have the right to take possession of the Collateral (if not then in Bank's possession) with or without the appointment of a receiver;

                SVB may collect or enforce any or all of the UBOC Loan Documents and any Supporting Obligations and any item of Collateral whether or not SVB has foreclosed upon such assets;

                SVB may lease or license any item of Collateral;

                SVB may sell and dispose of any item of Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as SVB may deem satisfactory. SVB may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale SVB shall have the right to deliver, assign, and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor, who or which, to the extent permitted by law, hereby specifically waives any now existing or hereafter acquired rights of redemption, stay or appraisal.

                SVB shall give Pledgor ten (10) days' written notice of its intention to make any such public or private sale or two (2) days written notice of a sale at a broker's board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and, in case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being so sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as SVB may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as SVB may determine. SVB shall not be obligated to make any such sale pursuant to any such notice. SVB may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by SVB until the selling price is paid by the purchaser thereof, but SVB shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.


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                SVB, instead of exercising the power of sale herein conferred upon it, or in addition thereto may proceed by a suit or suits at law or in equity to foreclose the security interests herein granted and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Pledgor hereby agrees that any disposition of Collateral by way of a private placement or other method which, in the opinion of SVB, is required or advisable under federal and state securities laws is commercially reasonable.

Application of Proceeds. The proceeds or collections or payments on any collateral shall be applied first to the reasonable expenses of retaking, holding, preparing for sale, discharging all liens, selling and the like, then to the reasonable attorneys' fees and legal expenses incurred by SVB, and then to the DCDC Obligations in such order as SVB may determine. Should the net proceeds resulting from any such sale or disposition exceed the amount owing to SVB, SVB shall pay such surplus to the person(s) legally entitled thereto.

Deficiency. Regardless of any foreclosure, any person liable for all or any portion of the DCDC Obligations shall remain liable for the unsatisfied portion of such DCDC Obligations, and shall promptly pay the same to SVB immediately and without demand.

Costs and Expenses.

Pledgor shall, to the extent permitted by applicable law, reimburse SVB promptly for all costs and expenses incurred by SVB in performing any agreement of such Pledgor which Pledgor shall fail to perform or in taking any other action which SVB deems necessary for the maintenance or preservation of the Collateral pledged by Pledgor hereunder or SVB's interest therein, which costs and expenses shall constitute DCDC Obligations under this Agreement.

Pledgor agrees to reimburse SVB promptly upon demand for any expenses SVB may incur while acting as Pledgor's attorney-in-fact, which expenses shall constitute IMSI Obligations under this Agreement.

Authorization and Power of Attorney.

Authorized Action by SVB. Pledgor hereby irrevocably appoints SVB as its attorney-in-fact to do at any time prior to or subsequent to an Event of Default hereunder, any act which Pledgor is obligated by this Pledge Agreement to do (but SVB shall not be obligated to nor shall it incur any liability to Pledgor or any third parties for failure so to do). In addition, at any time prior to or subsequent to the occurrence of an Event of Default, SVB is authorized:

        to make any modifications to any of the UBOC Loan Documents with the consent of the obligors thereon;

        to assign any of the UBOC Loan Documents with the assignment of the DCDC Subordination Agreement;

        to take and hold additional security for the performance of the obligations under the UBOC Loan Documents;

        to endorse, receive, and receipt for all payments, proceeds, and other sums and property now or hereafter payable on or on account of the Collateral which come into Secured Party's possession;

        to deposit, accept, hold, or apply other property in exchange for the Collateral or surrender any item of Collateral to the person who provided said item; and


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        at any time after the occurrence of an Event of Default under any of the
        UBOC Loan Documents (the "Defaulted Document"), SVB is authorized to:

        to demand, receive and enforce Debtor's rights with respect to the Defaulted Document.

        to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Pledgor and take any action SVB deems advisable with respect to the Defaulted Document.

        to deposit all collections or proceeds of the Defaulted Document into an interest bearing account in the name of SVB and to hold such account as additional collateral under this Pledge Agreement.

        at any time after the occurrence of an Event of Default under this Pledge Agreement, SVB is authorized:

        to demand, receive and enforce Pledgor's rights with respect to the Collateral;

        to enter into any agreement pertaining to the Collateral;

        to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Pledgor and take any action SVB deems advisable with respect to the Collateral; and

        to transfer the Collateral to its own name or its nominee's name in accordance with applicable law.

        exercise as to the Collateral all the rights, powers and remedies of an owner whether or not SVB has foreclosed upon such asset.

The appointment granted herein is irrevocable and coupled with an interest.

Any third party may rely on representations of SVB that a default exists hereunder or that the power of attorney hereby granted by Pledgor to SVB is effective, without further inquiry.

Waivers of Pledgor.

Application of Payments. Notwithstanding the rights given to Pledgor pursuant to California Civil Code Sections 1479 and 2822 or equivalent provisions in the laws of the state specified in the governing law clause of this document (and any amendments or successors thereto), to designate how payments will be applied, Pledgor hereby waives such rights and SVB shall have the right in its sole discretion to determine the order and method of the application of payments received from Pledgor or from the sale or disposition of the Collateral and to revise such application prospectively or retroactively at its discretion (notwithstanding any entry by SVB on its books).

Presentment. Pledgor hereby waives demand, protest, notice of protest, notice of dishonor, notice of payment and nonpayment, or notice of nonpayment at maturity.

Enforcement. Pledgor hereby waives any right to require SVB (i) to proceed against any person, (ii) to exhaust any Collateral or (iii) to pursue any remedy in SVB's power in any order or whatsoever. SVB shall not be required to take any action to preserve rights against prior parties with respect to any of the Collateral. Pledgor waives the right to plead any statute of limitations or any defense to the personal liability of Pledgor as a defense to SVB's exercise of any right or remedy hereunder.


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Subrogation. To the extent Pledgor has any rights of subrogation, until the DCDC
Obligations has been paid or otherwise discharged in full, Pledgor does hereby waive all rights of subrogation and any right to enforce any remedy which SVB now has, or may have, and Pledgor does hereby waive any benefit of, and any right to participate in, any security now or hereafter held by SVB. Pledgor hereby waives any defense it may have now or in the future based on any election of remedies by SVB which destroys Pledgor's subrogation rights to proceed against any party for reimbursement, and Pledgor acknowledges that it will be liable to SVB even though Pledgor may well have no such recourse against said party.

Release of Third Parties. Pledgor hereby waives any right or defense it may now or hereafter have based upon (i) SVB's release of any party who may be obligated to SVB; (ii) SVB's release or impairment of any collateral for the DCDC Obligations; and (iii) the modification or extension of the DCDC Obligations.

Suretyship Defenses. Pledgor hereby waives any and all suretyship defenses now or hereafter available to it under the California Civil Code or the California Uniform Commercial Code.

General Waivers. Without limiting the generality of any other waiver or other provision of this Agreement, Pledgor hereby waives, to the maximum extent such waiver is permitted by law, any and all benefits or defenses arising directly or indirectly under any one or more of: (i) California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2846, 2847,
2848, 2849, 2850, 2899, and 3433; (ii) Chapter 2 of Title 14 of the California Civil Code; (iii) California Code of Civil Procedure Sections 580a, 580b, 580c, 580d, and 726; or (iv) California Uniform Commercial Code.

Non-Waiver.

Subject to Section 10.3, SVB may, in the exercise of its sole discretion, waive an Event of Default, or cure an Event of Default, at Pledgor's expense.

SVB's Duties.

SVB's sole duty with respect to the Collateral in its possession shall be to use reasonable care in the custody and preservation thereof. SVB shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which SVB and accords its own property, it being understood that SVB shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tender or other matters relative to any Collateral, regardless of whether SVB have or are deemed to have knowledge of such matters or (ii) taking any steps to preserve any rights against any person with respect to any Collateral. Under no circumstances shall SVB be responsible for an injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of SVB.

SVB may at any time deliver the Collateral or any part thereof to any Pledgor or arrange for the delivery thereof and such Pledgor's receipt shall be a complete and full acquittance for the Collateral so delivered, and SVB shall thereafter be discharged from any liability or responsibility therefor.

Upon satisfaction of the obligations under the DCDC Subordination Agreement or payment of all amounts owed to SVB by IMSI, SVB shall release all collateral hereunder to Pledgor.

General Provisions.

Notices. Any notice given by any party under this Agreement shall be in writing and personally delivered, deposited in the United States mail, postage prepaid, or sent by telex or other authenticated message, charges prepaid, and addressed as follows:


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    To Pledgor:                                    To SVB:

    Digital Creative Development Corporation       Silicon Valley Bank
    67 Irving Place North, 4th Floor               160 Spear Street, Suite 360
    New York, New York 10003                       San Francisco, CA  94105
    Attn:  Martin Wade, President & CEO            Attn:  Susan Phillips McGee
    Facsimile:  212-388-9897                       Facsimile:  415-369-0195

Each party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.

Binding Effect. This Agreement shall be binding upon Pledgor, its permitted successors, representatives and assigns, and shall inure to the benefit of SVB and its successors, representatives and assigns; provided, however, that Pledgor may not assign or transfer its obligations under this Agreement without

SVB's prior written consent. SVB reserves the right to sell, assign, or transfer its rights and powers under this Agreement, in whole or in part, without notice to Pledgor. In that connection, SVB may disclose all documents and information which SVB now has or hereafter may have relating to this Agreement, Pledgor or its business.

No Waiver. Any waiver, consent or approval by SVB of any Event of Default or breach of any provision, condition or covenant of this Agreement must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of this Agreement. No failure or delay on the part of SVB in exercising any power, right or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further power, right or privilege.

Rights Cumulative. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law. The obligations of Pledgor under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any IMSI Obligations is rescinded or must otherwise be returned by SVB upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower, Pledgor or otherwise, all as though such payment had not been made.

Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid and enforceable.

Waiver of Notice. To the fullest extent permitted by law, Pledgor hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, as well as any applicable statute of limitations.

Indemnification. Pledgor agrees it shall pay and protect, defend and indemnify SVB and SVB's employees, officers, directors, shareholders, affiliates, correspondents, agents, attorneys and representatives (other than SVB, collectively "Agents") against, and hold SVB and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by SVB and each such Agent, arising from or related to this Agreement; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of SVB's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Pledgor's obligations and liabilities to SVB.


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Attorney Fees. Pledgor shall reimburse SVB for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements (and fees and disbursements of SVB's in-house counsel) expended or incurred by SVB in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the negotiation, preparation, amendment, interpretation and enforcement of this Agreement, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to SVB's rights, remedies and obligations under this Agreement, (b) collecting any sum which becomes due SVB under this Agreement, (c) any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of SVB. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and any Pledgor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

Multiple Pledgors. In all cases where there is more than one Pledgor, or when this Agreement is executed by more than one Pledgor, the term "Pledgor" shall include each or any Pledgor, and all terms appearing in the singular shall be deemed to have been used in the plural where the context and construction so require.

Joint and Several. Should more than one person sign this Agreement as Pledgor, the obligations of each signer shall be joint and several.

Entire Agreement. This Agreement is intended by each Pledgor and SVB as the final expression of such Pledgor's obligations to SVB in connection with the Collateral and supersedes all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only by a writing signed by each Pledgor and accepted by SVB in writing.

Execution in Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Legal Matters.

Choice of Law. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of California which are applicable to agreements which are negotiated, executed/delivered and performed solely in the State of California.

Jurisdiction, Venue, Service of Process. The State and Federal District Courts located in San Jose, California shall have exclusive jurisdiction and venue of any action or proceeding arising out of or related to the negotiation, execution, delivery, performance, breach or enforcement of this Agreement or any other agreement, document or instrument negotiated, executed, delivered, entered into or performed in connection with this Agreement or any of the transactions contemplated hereby or thereby; any waiver, modification, amendment or termination hereof or thereof or any action taken or omission made by any Pledgor or SVB or any of their respective directors, officers, employees, agents or attorneys in connection with the payment, performance, exercise or enforcement of any right, duty or obligation created or implied hereby or thereby or arising hereunder or thereunder, regardless of whether any claim, counter-claim or defense in any such action, suit or proceeding is characterized as arising out of fraud, negligence, recklessness, intentional misconduct, a breach of contract or fiduciary duty, or violation of a statute, law, ordinance, rule or regulation. The parties hereto hereby irrevocably consent to the personal jurisdiction of such courts, to such venue and to the service of process in the manner provided for the giving of notices


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
in this Agreement. The parties hereto hereby waive all objections to such jurisdiction and venue including those which might be based upon inconvenience or the nature of the forum.

Waiver of Jury Trial. PLEDGOR HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES AND RELINQUISHES ITS RIGHT TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA OR OF THE STATE OF CALIFORNIA OR ANY OTHER CONSTITUTION, OR UNDER ANY STATUTE OR LAW IN ANY CIVIL LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, BREACH OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT NEGOTIATED, EXECUTED, DELIVERED, ENTERED INTO OR PERFORMED IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY WAIVER, MODIFICATION, AMENDMENT OR TERMINATION HEREOF OR THEREOF OR ANY ACTION TAKEN OR OMISSION MADE BY SUCH PLEDGOR OR SVB OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS IN CONNECTION WITH THE PAYMENT, PERFORMANCE, EXERCISE OR ENFORCEMENT OF ANY RIGHT, DUTY OR OBLIGATION CREATED OR IMPLIED HEREBY OR THEREBY OR ARISING HEREUNDER OR THEREUNDER, REGARDLESS OF WHETHER ANY CLAIM, COUNTERCLAIM OR DEFENSE IN ANY SUCH ACTION, SUIT OR PROCEEDING IS CHARACTERIZED AS ARISING OUT OF FRAUD, NEGLIGENCE, RECKLESSNESS, INTENTIONAL MISCONDUCT, A BREACH OF CONTRACT OR FIDUCIARY DUTY, OR VIOLATION OF A STATUTE, LAW, ORDINANCE, RULE OR REGULATION.

All terms and conditions set forth in the Exhibits and Addendum(s) attached to this Agreement are incorporated by this reference.


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
IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date set forth above.

SVB:                                    PLEDGOR:

SILICON VALLEY BANK,                    DIGITAL CREATIVE DEVELOPMENT CORPORATION
a California banking corporation

By:  /s/ SUSAN PHILLIPS McGEE           By:  /s/ MARTIN WADE III
     --------------------------------        -----------------------------------
Its: Vice President                     Its: President and CEO
     --------------------------------        -----------------------------------


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